Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Walter M. Pressey
President & CFO
(617) 912-1921

Kate Rajeck
Investor Relations
(617) 912-4380
www.bostonprivate.com

BOSTON PRIVATE REPORTS STRONG FIRST QUARTER

SIGNIFICANT GROWTH IN BALANCE SHEET
AND ASSETS UNDER MANAGEMENT

Boston, MA, April 22, 2004 — Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) today announced net income for the first quarter 2004 of $7.2 million or $0.25 per diluted share, compared to $1.1 million or $0.05 per diluted share reported for the first quarter 2003. Cash earnings per share for the first quarter 2004 were up 29% to $8.4 million or $0.31 per diluted share, compared to  $5.6 million or $0.24 per diluted share for the first quarter 2003. The Company also announced the continuation of its quarterly cash dividend to shareholders of $0.06 per share.

For the first quarter 2004, Boston Private reported revenues of $43.3 million,  an increase of 41% over the first quarter 2003. Assets Under Management (AUM) at the end of the first quarter 2004 were $14.9 billion, up 118% from $6.8 billion for the first quarter 2003 and up 35% over the fourth quarter 2003. During the quarter, organic net new sales across the affiliated companies accounted for  $326 million in new assets while $530 million of the increase in assets resulted from market appreciation. The Company also acquired approximately $3.0 billion in assets with the acquisition of Dalton, Greiner, Maher & Co., LLC during the quarter.

Timothy L. Vaill, Chairman and Chief Executive Officer, said, “Our solid operational results for the quarter reflect the persistent execution of our growth and diversification strategy in the wealth management marketplace. Our asset management sales and expansion strategy continue to fuel the significant growth of our AUM, and favorable market conditions provided additional lift recently. As a result, our investment management fees grew 105% and our financial planning fees grew 30% over 2003. By remaining focused on growing our business organically through the tough economic conditions of the past and adding profitable acquisitions to our affiliate network, we are capitalizing on the leverage in our business model.”

Fees and other income for the first quarter 2004 were $24.1 million, representing 56% of total revenues and up 67% over $14.5 million for the prior year. Net interest income was $20.2 million for the first quarter 2004, up 21% from $16.7 million for the first quarter 2003, on a fully taxable equivalent basis. Increased business volume and the acquisition of First State Bank of California added approximately $1.5 million of interest income. The Company’s net interest margin for the first quarter 2004 was 3.61%, up 14 basis points from 3.47% for the fourth quarter of 2003 and down 16 basis points from  3.77% a year ago. Boston Private’s balance sheet assets increased 37% to approximately $2.6 billion for the first quarter 2004, compared to $1.9 billion for the first quarter 2003.

Vaill continued, “Our private banking platform continues to be successful, as reflected by the strong year-over-year growth in our balance sheet, over half of which is attributable to organic growth with the remainder attributable to First State Bank of California. Our aggressive sales efforts delivered 29% growth in deposits and 30% growth in our loan portfolio over the first quarter 2003. The full benefit of this growth has been mitigated by the prolonged margin compression environment across the banking industry which has continued to impact our net interest income in the short-term. However, we believe that by growing our balance sheet organically, we have positioned the Company to benefit from higher interest rates in the long-term.”

“As we strive to serve the complex needs of our clients, we are gratified by our strong operational performance in this attractive but competitive marketplace.  Our unique enterprise combines three core business competencies—private banking, financial planning and investment management—as the foundation to serve the wealth management market. We deliver service on a regional basis from small operating platforms. By remaining focused on these strengths, we strive to continue our track record of above average returns to our shareholders.” Vaill concluded.

On April 12, 2004, Boston Private reported in an 8K filing that the Financial Accounting Standards Board (“FASB”) changed its interpretation of Statement of Financial Accounting Standards No.128, Earnings Per Share (FAS 128) as of March  31, 2004. As a result, Boston Private has calculated its earnings per share for first quarter 2004 in line with the new interpretation, which caused a decrease of $0.01 per diluted share.

Adjusted earnings for the first quarter 2004 were $0.26 per diluted share, up 8%  as compared to adjusted earnings for the first quarter 2003 of $0.24 per diluted share. Adjusted earnings per share in the first quarter 2003 exclude the impact of the enactment of a retroactive Massachusetts tax increase ($0.13 per diluted share) and lease abandonment costs ($0.06 per diluted share). Adjusted net income for the first quarter 2004 increased $1.7 million or 32% to $7.2 million compared to adjusted net income of $5.5 million a year ago.

The Company believes certain non-GAAP financial measures, such as adjusted earnings, fully taxable equivalent net interest income, efficiency ratio and cash earnings, provide information for investors to effectively compare financial trends of ongoing business activities.

Loan Portfolio Growth and Quality Remain Strong

Boston Private’s loan portfolio achieved strong growth in the first quarter  2004. Commercial loans, which averaged approximately $492,000 per loan, totaled  $1.1 billion, up 41% over last year. The residential mortgage loan portfolio,  which averaged $525,000 per loan, totaled $657 million, up

19% over first quarter 2003. The combined loan portfolio grew 30% over the same period last year, totaling $1.8 billion.

Walter M. Pressey, President and Chief Financial Officer said, “Our lending business grew 30% this quarter, despite some significant pay-offs, due to organic growth and the acquisition of First State Bank of California. We continued our loan portfolio vigilance and our commitment to high quality underwriting standards. During the quarter, management further downgraded one $5 million credit in its portfolio and took action to collect the loan. As a result, the ratio of non performing loans to total loans was 33 basis points as opposed to 10 basis points. We anticipate the full principal amount of the loan will be collected in the second quarter 2004.”

Pressey continued “In the jumbo mortgage business, the market has changed from a fixed rate to a variable rate environment, and as a result we have returned to booking and maintaining more of these attractive loans on our balance sheet. We achieved 19% growth in our residential loan portfolio over last year and looking ahead, the pipeline for new business remains robust.”

Strategic Expansion Developments

Boston Private is optimistic about growth prospects for the wealth management market and is pursuing the expansion of its regional presence. During the first quarter 2004, Boston Private entered into two new regions with the acquisitions of First State Bancorp, the holding company of First State Bank of California, based in Los Angeles County with $216 million in assets, and an 80% interest in Dalton, Greiner, Hartman, Maher & Co., LLC, based in New York City with approximately $3.0 billion in assets under management. The Company is also adding to its wealth management presence in Northern California with a 20% interest in Bingham, Osborn & Scarborough, LLC located in San Francisco with $965 million in assets under management.

Dividend Payment Continues

Concurrent with the release of the first quarter 2004 earnings, the Board of Directors of Boston Private Financial Holdings declared a cash dividend to shareholders of $0.06 per share, reflecting the quarterly earnings performance. The record date for this dividend is May 3, 2004 and the payment date will be May 17, 2004.

Outlook for 2004

When asked about the Company’s outlook Pressey commented, “We are thrilled to be moving ahead with our expansion plans in Southern California and New York while continuing to aggressively increase our existing market share in New England and Northern California. To leverage our business model, we will invest in growth opportunities while managing operating expenses and maintaining strong risk management practices.”

Conference Call

Management will host a conference call to review the Company’s financial performance and business developments on Thursday, April 22nd at 4:30 p.m. eastern time. Interested parties may join the call by dialing 800-867-0731. The password required is “Boston”. The call will be simultaneously web cast and may be accessed on the Internet by linking through, www.bostonprivate.com, www.prnewswire.com , or Yahoo! Finance. A continuous telephone replay will be available beginning Thursday at 6:30 p.m. the replay telephone number is 800-388-9064.

About Boston Private Financial Holdings

Established in 1987, Boston Private Financial Holdings, Inc. (Nasdaq: BPFH) offers a full range of wealth management services. Boston Private’s ten affiliated companies are located in New England, California, New York and The Pacific Northwest, offering individualized wealth management, financial planning, investment management, and private banking services to its domestic and international clientele. As of March 31, 2004, Boston Private managed approximately $14.9 billion in client assets and balance sheet assets of approximately $2.6 billion. It is a member of the Standard & Poor’s 600 Index and is included on the Nasdaq Financial-100 Index(R). Boston Private subsidiaries include:

New England Region

Boston Private Bank & Trust Company specializes in providing private banking and investment services to individuals, their families and their businesses. It has an investment management emphasis on mid to large cap equity and actively managed fixed income portfolios. It also offers commercial and residential lending services including a Second Time Homebuyer Program. Under its Accessible Banking Program, the Bank is an active provider of real estate financing for affordable housing, economic development and small businesses.

Westfield Capital Management Company, LLC specializes in separately managed domestic growth equity portfolios in all areas of the capitalization spectrum. All members of Westfield’s Investment Committee conduct rigorous fundamental research in analyzing company growth prospects for investment. Westfield’s clients consist of pension funds, endowments and foundations and mutual funds as well as high net worth individuals. Westfield also acts as the investment manager of several limited partnerships.

RINET Company, LLC provides fee-only financial planning, tax planning and investment management services to high net worth individuals and their families. Its capabilities include tax planning and preparation, asset allocation, estate planning, charitable planning and planning for employment benefits, including 401(k) plans, alternative investment analysis and mutual fund investing.

Boston Private Value Investors, Inc. manages equity and fixed income accounts for high net worth clients and selected institutions primarily in New England and the Northeast. The firm is a large cap value-style investor with its headquarters in Concord, New Hampshire and an office at Ten Post Office Square in Boston, Massachusetts.

Northern California Region

Borel Private Bank & Trust Company serves the financial needs of individuals, their families and their businesses in Northern California. Borel conducts commercial and private banking, which includes accepting demand, savings and time deposits and making commercial, real estate and consumer loans. Borel offers various savings plans as well as other customary banking services and facilities. Additionally, Borel offers trust services and provides a variety of other fiduciary services including management, advisory and administrative services to individuals.

Sand Hill Advisors, Inc. has been providing wealth management services to high net worth investors and select institutions in Northern California for over 21 years. The firm manages investments covering a wide range of asset classes for both taxable and tax-exempt portfolios. A registered investment advisor headquartered in Palo Alto, California, Sand Hill has special expertise in transitional wealth counsel.

Bingham, Osborn & Scarborough, LLC offers financial planning and investment management services to high net worth individuals and selected institutions. The firm’s financial planning analysis and advice is focused on wealth building and preservation strategies for their clients’ retirement income and lifetime estate assets. Founded in 1985, BOS has offices in San Francisco and Palo Alto, California.

New York Region

Dalton, Greiner, Maher & Co., LCC was founded in 1982 and manages assets for institutional clients across the capitalization spectrum. DGHM also manages three specialty products: ValueTech (a value approach to technology stocks), UltraValue (a highly concentrated value portfolio), and Enhanced Value (a long/short hedge fund) and is headquartered in New York City.

Southern California Region

First State Bank of California is a commercial bank located in Los Angeles County. Founded in 1983, First State Bank of California is headquartered in Granada Hills with an office in Burbank and a loan production office in Rancho Cucamonga, California.

Pacific Northwest Region

Coldstream Capital Management Inc. is a multi-client family office providing comprehensive wealth management services to high net worth individuals and their families. Since inception in 1996, Coldstream Capital Management has helped families with considerable assets grow, enhance and safeguard their wealth by offering objective advice and comprehensive strategies tailored to match their personal and financial goals.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as excluding other significant gains or losses that are unusual in nature, and fully taxable equivalent income. Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, but are not limited to, prospects for long term financial performance, the impact on the Company’s results of improved market conditions and prevailing and future interest rates, prospects for growth in balance sheet assets and assets under management, and prospects for overall results over the long term. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond Boston Private’s control and could cause actual results to differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, among others, regulatory determinations with respect to the Company’s anti-money laundering program, and its continued satisfactory progress in addressing regulatory issues identified in Boston Private Bank’s informal agreement with bank regulatory agencies; risks related to the implementation of current acquisitions and the identification of future acquisitions; adverse conditions in the capital markets and the impact of such conditions on Boston Private’s asset management activities; continued or increased interest rate compression which may adversely impact net interest income; competitive pressures from other financial institutions which, together with other factors, may affect the Company’s growth and financial performance; the effects of national and local economic conditions; and the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; as well as the other risks and uncertainties detailed in Boston Private’s Annual Report on Form 10-K and other filings submitted to the Securities and Exchange Commission. Boston Private does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

Boston Private Financial Holdings, Inc.

Selected Financial Data

(Unaudited)

				Acquisitions March 31, 2004	Same Affiliates*
(Dollars in Thousands, Except Per Share Data)	March 31, 2004	March 31, 2003	% Change		March 31, 2004	% Change
FINANCIAL DATA:

Total Balance Sheet Assets	$2,648,432	$1,934,115	36.9%	$319,757	$2,328,675	20.4%
Stockholders’ Equity	290,474	167,806	73.1%	136,227	154,247	(8.1)%
Boston Private Bank Tangible Capital	107,044	91,205	17.4%	—	107,044	17.4%
Borel Private Bank Tangible Capital	47,722	38,849	22.8%	—	47,722	22.8%
First State Bank Tangible Capital	16,978	—	nm	16,978	—	nm
Investment Securities	506,283	382,755	32.3%	15,293	490,990	28.3%
Goodwill	85,788	16,542	nm	68,746	17,042	3.0%
Intangibles (net)	46,159	1,426	nm	42,840	3,319	132.8%

Commercial Loans	1,054,246	746,459	41.2%	142,833	911,413	22.1%
Consumer Loans	16,846	15,263	10.4%	2,467	14,379	(5.8)%
Residential Mortgage Loans	656,712	551,325	19.1%	1,439	655,273	18.9%
Home Equity and Other Loans	65,056	62,491	4.1%	2,507	62,549	0.1%
Total Loans	1,792,860	1,375,538	30.3%	149,246	1,643,614	19.5%

Loans Held for Sale	8,904	13,978	(36.3)%	4,248	4,656	(66.7)%
Allowance for Loan Losses	23,146	17,736	30.5%	2,105	21,041	18.6%
Nonperforming Loans	5,963	1,806	230.2%	624	5,339	195.6%
Deposits	1,934,379	1,496,908	29.2%	177,722	1,756,657	17.4%
Borrowings	333,261	236,843	40.7%	6,186	327,075	38.1%

Book Value Per Share	$10.65	$7.41	44.0%
Market Price Per Share	$28.00	$14.96	87.2%

ASSETS UNDER MANAGEMENT:

Westfield Capital Management	$6,899,000	$3,117,000	121.3%	—	$6,899,000	121.3%
Boston Private Bank & Trust	1,904,000	1,653,000	15.2%	—	1,904,000	15.2%
Sand Hill Advisors	922,000	501,000	84.0%	—	922,000	84.0%
Boston Private Value Investors	789,000	482,000	63.7%	—	789,000	63.7%
RINET Company	873,000	594,000	47.0%	—	873,000	47.0%
Borel Private Bank & Trust Company	542,000	514,000	5.5%	—	542,000	5.5%
Dalton, Greiner, Hartman, Maher & Co.	3,074,000	—	nm	3,074,000	—	nm
Less: Intercompany Subadvisory Relationship	(152,000)	(45,000)	237.8%	—	(152,000)	237.8%
Total Assets Under Management	$14,851,000	$6,816,000	117.9%	$3,074,000	$11,777,000	72.8%

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	10.97%	8.68%	26.4%
Nonperforming Loans/Total Loans	0.33%	0.13%	153.8%
Allowance for Loan Losses/Total Loans	1.29%	1.29%	—
Allowance for Loan Losses/Nonperforming Loans	388.16%	982.06%	(60.5)%
Allowance for Loan Losses and Tangible Capital/Total Loans	10.87%	10.74%	1.2%
Nonperforming Loans/Total Assets	0.23%	0.09%	155.6%

	Three Months Ended			Acquisitions March 31, 2004	Same Affiliates*
	March 31, 2004	March 31, 2003	% Change		March 31, 2004	% Change

OPERATING RESULTS:

Net Interest Income — on a Fully Taxable Equivalent Basis (FTE)	$20,169	$16,706	20.7%	$1,137	$19,032	13.9%
FTE Adjustment	977	398	145.5%	—	977	145.5%
Net Interest Income	19,192	16,308	17.7%	1,137	18,055	10.7%
Investment Management Fees — Westfield Capital Management	10,318	4,963	107.9%	—	10,318	107.9%
Investment Management Fees — Boston Private Bank & Trust	2,845	2,369	20.1%	—	2,845	20.1%
Investment Management Fees — Sand Hill Advisors	1,305	892	46.3%	—	1,305	46.3%
Investment Management Fees — Boston Private Value Investors	1,428	973	46.8%	—	1,428	46.8%
Investment Management Fees — Borel Private Bank & Trust Company	713	652	9.4%	—	713	9.4%
Investment Management Fees — Dalton, Greiner, Hartman, Maher & Co.	3,546	—	nm	3,546	—	nm
Total Investment Management Fees	20,155	9,849	104.6%	3,546	16,609	68.6%
Financial Planning Fees	1,991	1,537	29.5%	—	1,991	29.5%
Cash Administration Fees	146	214	(31.8)%	—	146	(31.8)%
Gain on Sale of Loans	227	791	(71.3)%	—	227	(71.3)%
Other Fees	1,170	927	26.2%	168	1,002	8.1%
Total Fees	23,689	13,318	77.9%	3,714	19,975	50.0%
Equity in Earnings of Partnerships	224	95	135.8%	95	129	35.8%
Gain on Sale of Investments	211	1,075	(80.4)%	—	211	(80.4)%
Total Fees and Other Income	24,124	14,488	66.5%	3,809	20,315	40.2%
Total Revenue	43,316	30,796	40.7%	4,946	38,370	24.6%
Loan Loss Provision	956	778	22.9%	81	875	12.5%
Salaries and Benefits	21,397	14,265	50.0%	1,870	19,527	36.9%
Occupancy and Equipment	3,609	5,292	(31.8)%	152	3,457	(34.7)%
Professional Services	1,288	1,032	24.8%	97	1,191	15.4%
Marketing and Business Development	1,192	932	27.9%	59	1,133	21.6%
Contract Services and Processing	670	461	45.3%	127	543	17.8%
Amortization of Acquired Intangibles	782	39	nm	690	92	nm
Other	2,457	2,115	16.2%	528	1,929	(8.8% )
Operating Expenses	31,395	24,136	30.1%	3,523	27,872	15.5%
Income Before Taxes	10,965	5,882	86.4%	1,342	9,623	63.6%
Income Tax Expense	3,732	4,801	(22.3)%	587	3,145	(34.5)%
Net Income	$7,233	$1,081	nm	$755	$6,478	nm

	Three Months Ended
	March 31, 2004	March 31, 2003	% Change

PER SHARE DATA:

Earnings Per Share
Basic Earnings Per Share	$0.26	$0.05	nm
Diluted Earnings Per Share	$0.25	$0.05	nm

Average Common Shares Outstanding	28,186,499	22,618,498	24.6%
Average Diluted Shares Outstanding	29,391,480	23,298,957	26.1%

Reconciliation of GAAP EPS to Adjusted and Cash EPS (on a fully diluted basis)
Earnings Per Share (GAAP Basis)	$0.25	$0.05	nm
REIT Tax Adjustment	—	$0.13	(100.0)%
Lease Accrual	—	$0.06	(100.0)%
Eliminate Increase in Shares Outstanding — FAS 128 Revision	$0.01	—
Adjusted Earnings Per Share	$0.26	$0.24	8.3%
Cash Basis Adjustment	$0.05	$0.00	nm
Cash Basis Earnings Per Diluted Share	$0.31	$0.24	29.2%

Adjusted Net Income

Net Income (GAAP Basis)	$7,233	$1,081	nm
REIT Tax Adjustment	—	$3,079	(100.0)%
Lease Accrual	—	$1,318	(100.0)%
Adjusted Net Income	$7,233	$5,478	32.0%

Cash Basis Earnings**

Book Amortization of Purchased Intangibles, Net of Tax	$374	$23	nm
Cash Benefit of Tax Deductions from Purchased Intangibles	$809	$132	nm
Total Cash Basis Adjustment	$1,183	$155	nm
Cash Basis Earnings	$8,416	$5,633	49.4%

Average Diluted Shares Outstanding	29,391,480	23,298,957
Eliminate Increase in Shares Outstanding — FAS 128 Revision	1,987,580	n/a
Adjusted Average Diluted Shares Outstanding	27,403,900	23,298,957

Earnings Per Share Under FAS 123 (Stock Based Compensation)***

Net Income (GAAP Basis)	7,233	1,081	nm
Less: Stock based Employee and Director Compensation Expense	539	519	nm
Proforma FAS 123 Net Income	6,694	562	nm
Proforma Diluted Earnings Per Share -FAS 123	$0.23	$0.02	nm

Detailed Reconciliation of GAAP and Adjusted Earnings

	Three Months Ended March 31, 2003
	GAAP Earnings	REIT Tax Adjustment	Lease Accrual Adjustment	Adjusted Earnings

Revenues	$30,796	—	—	$30,796
Loan Loss Provision	778	—	—	778
Expenses	24,136	(466)	(2,028)	21,642
Pre-Tax Income	5,882	466	2,028	8,376
Income Tax Expense	4,801	(2,613)	710	2,898
Net Income	$1,081	$3,079	$1,318	$5,478
Diluted Earnings Per Share	$0.05	$0.13	$0.06	$0.24

	Three Months Ended
	March 31, 2004	March 31, 2003	% Change
OPERATING RATIOS & STATISTICS:

Return on Average Equity	10.82%	2.56%	nm
Return on Average Assets	1.17%	0.23%	nm
Net Interest Margin	3.61%	3.77%	(4.2)%
Total Fees and Other Income/Total Revenue	55.69%	47.05%	18.4%
Efficiency Ratio	72.48%	78.37%	(7.5)%
Net Loans Charged-off	1,035	93	nm

ADJUSTED OPERATING RATIOS:

Return on Average Equity	10.82%	12.98%	(16.6)%
Return on Average Assets	1.17%	1.17%	0.0%
Efficiency Ratio	72.48%	70.28%	3.1%

AVERAGE BALANCE SHEET:

	Three Months Ended
	March 31, 2004	March 31, 2003	% Change
AVERAGE ASSETS:

Interest-Bearing Cash	$1,152	$9,013	(87.2)%
Federal Funds Sold and Money Market Investments	101,702	105,059	(3.2)%
U.S. Treasuries and Agencies	175,045	166,168	5.3%
Municipal Securities	216,649	123,242	75.8%
Corporate Bonds	22,448	13,442	67.0%
Mortgage-Backed Securities	40,830	1,291	nm
FHLB Stock	12,158	8,317	46.2%
Commercial Loans	946,580	697,522	35.7%
Residential Loans	655,802	563,085	16.5%
Home Equity and Other Consumer Loans	79,096	79,144	(0.1)%
Total Earning Assets	2,251,462	1,766,283	27.5%
Allowance for Loan Losses	(21,617)	(17,384)	24.3%
Goodwill	56,994	16,542	244.5%
Intangibles	28,661	1,438	nm
Other Assets	152,310	103,556	47.1%
TOTAL AVERAGE ASSETS	$2,467,810	$1,870,435	31.9%

AVERAGE LIABILITIES AND STOCKHOLDERS’ EQUITY:

Savings Accounts	$29,519	$23,729	24.4%
NOW Accounts	190,587	184,670	3.2%
Money Market Accounts	992,905	754,251	31.6%
Certificates of Deposit	316,053	250,403	26.2%
Total Interest-Bearing Deposits	1,529,064	1,213,053	26.1%
Federal Funds Purchased	1,039	2,552	(59.3)%
Repurchase Agreements	74,093	68,845	7.6%
FHLB Borrowings	225,058	151,117	48.9%
Other Borrowings	3,701	—	nm
Total Interest-Bearing Liabilities	1,832,955	1,435,567	27.7%
Noninterest-Bearing Deposits	293,943	241,731	21.6%
Other Liabilities	73,594	24,368	202.0%
Total Liabilities	2,200,492	1,701,666	29.3%
Stockholders’ Equity	267,318	168,769	58.4%
TOTAL AVERAGE LIABILITIES & STOCKHOLDERS’ EQUITY	$2,467,810	$1,870,435	31.9%

				Acquisitions March 31 2004	Same Affiliates*
	March 31, 2004	December 31, 2003	% Change		March 31, 2004	% Change
FINANCIAL DATA:

Total Balance Sheet Assets	$2,648,432	$2,196,297	20.6%	$319,757	$2,328,675	6.0%
Stockholders’ Equity	290,474	235,452	23.4%	136,227	154,247	(34.5)%
Boston Private Bank Tangible Capital	107,044	103,063	3.9%	—	107,044	3.9%
Borel Private Bank Tangible Capital	47,722	45,500	4.9%	—	47,722	4.9%
First State Bank Tangible Capital	16,978	—	nm	16,978	—	0.0%
Investment Securities	506,283	407,868	24.1%	15,293	490,990	20.4%
Goodwill	85,788	17,181	nm	68,746	17,042	(0.8)%
Intangibles (net)	46,159	3,137	nm	42,840	3,319	5.8%
Commercial Loans	1,054,246	880,626	19.7%	142,833	911,413	3.5%
Consumer Loans	16,846	15,183	11.0%	2,467	14,379	(5.3)%
Residential Mortgage Loans	656,712	651,290	0.8%	1,439	655,273	0.6%
Home Equity and Other Loans	65,056	65,465	(0.6)%	2,507	62,549	(4.5% )
Total Loans	1,792,860	1,612,564	11.2%	149,246	1,643,614	1.9%
Loans Held for Sale	8,904	4,900	81.7%	4,248	4,656	(5.0)%
Allowance for Loan Losses	23,146	20,172	14.7%	2,105	21,041	4.3%
Nonperforming Loans	5,963	1,311	nm	624	5,339	nm
Deposits	1,934,379	1,658,461	16.6%	177,722	1,756,657	5.9%
Borrowings	333,261	263,620	26.4%	6,186	327,075	24.1%
Book Value Per Share	$10.65	$9.36	13.8%
Market Price Per Share	$28.00	$24.84	12.7%
ASSETS UNDER MANAGEMENT:
Westfield Capital Management	$6,899,000	$6,153,000	12.1%	—	$6,899,000	12.1%
Boston Private Bank & Trust	1,904,000	1,986,000	(4.1)%	—	1,904,000	(4.1)%
Sand Hill Advisors	922,000	860,000	7.2%	—	922,000	7.2%
Boston Private Value Investors	789,000	779,000	1.3%	—	789,000	1.3%
RINET Company	873,000	800,000	9.1%	—	873,000	9.1%
Borel Private Bank & Trust Company	542,000	538,000	0.7%	—	542,000	nm
Dalton, Greiner, Hartman, Maher & Co.	3,074,000	—	nm	3,074,000	—	nm
Less: Intercompany Subadvisory Relationship	(152,000)	(150,000)	1.3%	—	(152,000)	1.3%
Total Assets Under Management	$14,851,000	$10,966,000	35.4%	$3,074,000	$11,777,000	7.4%

FINANCIAL RATIOS:

Stockholders’ Equity/Total Assets	10.97%	10.72%	2.3%
Nonperforming Loans/Total Loans	0.33%	0.08%	nm
Allowance for Loan Losses/Total Loans	1.29%	1.25%	3.1%
Allowance for Loan Losses/Nonperforming Loans	388.16%	1538.67%	(74.8)%
Allowance for Loan Losses and Tangible Capital/
Total Loans	10.87%	10.46%	3.9%
Nonperforming Loans/Total Assets	0.23%	0.06%	283.3%

	Three Months Ended				Same Affiliates*
	March 31, 2004	December 31, 2003	% Change	March 31 2004	March 31, 2004	% Change
OPERATING RESULTS:

Net Interest Income — on a Fully Taxable Equivalent Basis (FTE)	$20,169	$18,427	9.5%	$1,137	$19,032	3.3%
FTE Adjustment	977	871	12.2%	—	977	12.2%
Net Interest Income	19,192	17,556	9.3%	1,137	18,055	2.8%
Investment Management Fees — Westfield Capital Management	10,318	9,434	9.4%	—	10,318	9.4%
Investment Management Fees — Boston Private Bank & Trust	2,845	2,633	8.1%	—	2,845	8.1%
Investment Management Fees — Sand Hill Advisors	1,305	1,153	13.2%	—	1,305	13.2%
Investment Management Fees — Boston Private Value Investors	1,428	1,301	9.8%	—	1,428	9.8%
Investment Management Fees — Borel Private Bank & Trust Company	713	657	8.5%	—	713	8.5%
Investment Management Fees — Dalton, Greiner, Hartman, Maher & Co.	3,546	—	nm	3,546	—	nm
Total Investment Management Fees	20,155	15,178	32.8%	3,546	16,609	9.4%
Financial Planning Fees	1,991	1,823	9.2%	—	1,991	9.2%
Cash Administration Fees	146	147	(0.7)%	—	146	(0.7)%
Gain on Sale of Loans	227	151	50.3%	—	227	50.3%
Other Fees	1,170	731	60.1%	168	1,002	37.1%
Total Fees	23,689	18,030	31.4%	3,714	19,975	10.8%
Equity in Earnings of Partnerships	224	37	nm	95	129	248.6%
Gain on Sale of Investments	211	594	(64.5)%	—	211	(64.5)%
Total Fees and Other Income	24,124	18,661	29.3%	3,809	20,315	8.9%
Total Revenue	43,316	36,217	19.6%	4,946	38,370	5.9%
Loan Loss Provision	956	820	16.6%	81	875	6.7%
Salaries and Benefits	21,397	17,356	23.3%	1,870	19,527	12.5%
Occupancy and Equipment	3,609	3,233	11.6%	152	3,457	6.9%
Professional Services	1,288	1,305	(1.3)%	97	1,191	(8.7)%
Marketing and Business Development	1,192	899	32.6%	59	1,133	26.0%
Contract Services and Processing	670	587	14.1%	127	543	(7.5)%
Amortization of Goodwill and Intangibles	782	88	nm	690	92	4.5%
Other	2,457	1,648	49.1%	528	1,929	17.1%
Operating Expenses	31,395	25,116	25.0%	3,523	27,872	11.0%
Income Before Taxes	10,965	10,281	6.7%	1,342	9,623	(6.4)%
Income Tax Expense	3,732	3,403	9.7%	587	3,145	(7.6)%
Net Income	$7,233	$6,878	5.2%	$755	$6,478	(5.8)%

	Three Months Ended
	March 31, 2004	December 31, 2003	% Change

PER SHARE DATA:

Earnings Per Share:

Basic Earnings Per Share****	$0.26	$0.29	(10.3)%
Diluted Earnings Per Share	$0.25	$0.28	(10.7)%
Average Common Shares Outstanding	28,186,499	23,770,063	18.6%
Average Diluted Shares Outstanding	29,391,480	24,895,887	18.1%

Earnings Per Share Under FAS 123 (Stock Based Compensation)***

Net Income	7,233	6,878	5.2%
Less: Stock Based Employee and Director Compensation Expense	539	657	(18.0)%
Proforma FAS 123 Net Income	6,694	6,221	7.6%
Proforma Diluted Earnings Per Share -FAS 123	$0.23	$0.25	(11.5)%

OPERATING RATIOS & STATISTICS:

Return on Average Equity	10.82%	13.99%	(22.7)%
Return on Average Assets	1.17%	1.24%	(5.6)%
Net Interest Margin	3.61%	3.47%	4.0%
Total Fees and Other Income/Total Revenue	55.69%	51.53%	8.1%
Efficiency Ratio	72.48%	69.35%	4.5%
Net Loans Charged-off	1,035	—	nm

ADJUSTED OPERATING RATIOS:

Return on Average Equity	10.82%	13.99%	(22.7)%
Return on Average Assets	1.17%	1.24%	(5.6)%
Efficiency Ratio	72.48%	69.35%	4.5%

CAPITAL RAISE OVERVIEW:

March 31, 2004
Common Shares Issued and Outstanding at 12/31/2003	25,167,000
Shares Isued in the First Quarter 2004	2,103,000
Common Shares Issued and Outstanding at 3/31/2004	27,270,000
Remaining Shares in Forward Contract at 3/31/2004	1,600,000

* These amounts exclude: Dalton, Greiner, Hartman, Maher & Co., First State Bank, and Bingham Osborn & Scarborough. This data is shown for comparative purposes only.

** The Company defines Cash Basis Earnings as adjusted earnings, plus the amortization of the purchased intangibles (net of tax), plus the tax benefit on the portion of the purchase price which is deductible over a 15 year life. These tax savings are deferred under GAAP accounting but are included in cash earnings since the tax savings (lower tax payment) will be retained unless the acquired company is sold.

*** The Company discloses pro forma net income and earnings per share as if stock based compensation was measured at the date of grant based on the fair value of the award and recognized over the service period. This is required by Statement of Financial Accounting Standards (“SFAS “) No. 123 for all companies that elect to continue using APB Opinion No. 25 to account for stock option grants.

**** Reported basic earnings per share for fiscal year 2003 were recalculated as a result of the change in the interpretation of Statement of Financial Accounting Standards No. 128, Earnings Per Share. The recalculation increased the average shares outstanding and thus reduced the Company’s reported basic earnings per share for the three months ended December 31, 2003 by $0.01, from $0.30 to $0.29.